UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 21, 2016

ESCALADE, INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-6996	13-2739290
(Commission File Number)	(IRS Employer Identification No.)

817 Maxwell Ave, Evansville, Indiana	47711
(Address of Principal Executive Offices)	(Zip Code)

(812) 467-4449

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 – Submission of Matters to a Vote of Security Holders

On April 21, 2016, Escalade, Incorporated (the “Company”) held its Annual Meeting of Stockholders for which the Board of Directors solicited proxies. At the Annual Meeting, the stockholders voted on the election of directors, the appointment of the Company’s independent registered public accounting firm for the Company’s 2016 fiscal year, the approval, by non-binding vote of the compensation of named executive officers.

In the election of directors, as described in the Company’s proxy statement relating to the Annual Meeting, the seven incumbent directors whose terms were expiring were nominated for reelection for a one-year term. The results of the voting in the election of directors are as follows:

	Number of Votes
Director Nominee	For	Withheld

George Savitsky	8,975,163	76,461
Richard D. White	8,975,700	75,924
Edward E. Williams	8,976,668	74,956
Richard Baalmann, Jr.	8,975,825	75,799
David L. Fetherman	8,286,372	765,252
Patrick Griffin	8,286,946	764,678
Walter Glazer, Jr.	8,975,437	76,187

Therefore, Messrs. George Savitsky, Richard D. White, Edward E. Williams, Richard Baalmann, Jr., David L. Fetherman, Patrick Griffin, and Walter Glazer, Jr. were elected to the Board. There were 4,016,082 broker non-votes with respect to the election of each of the nominees.

As to the appointment of the firm, BKD, LLP, to serve as the Company’s independent registered public accounting firm for the Company’s 2016 fiscal year, the Company’s stockholders ratified such appointment by a vote of 13,013,614 shares FOR, 12,500 shares AGAINST, and 41,592 shares ABSTAINED, with no broker non-votes. Therefore, the appointment of BKD, LLP was approved.

As to the approval, by non-binding vote, of the compensation of our named executive officers the Company’s stockholders ratified by a vote of 8,990,571 shares FOR, 26,289 shares AGAINST, and 34,764 shares ABSTAINED. There were 4,016,082 broker non-votes. Therefore the compensation for our named executive officers was approved, by non-binding vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Escalade, Incorporated has duly caused this report to be signed on its behalf in Evansville, Indiana by the undersigned hereunto duly authorized.

Date: April 21, 2016	ESCALADE, INCORPORATED

	By:	/s/ Stephen R. Wawrin

Vice President Finance, Chief Financial Officer and Secretary

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